Exhibit (h.12)

FRONTEGRA FUNDS, INC.

AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of August, 2007, to the Fund Accounting Servicing Agreement, dated as of January 13, 2006, as amended (the "Fund Accounting Agreement"), is entered by and between FRONTEGRA FUNDS, INC., a Maryland corporation (the “Corporation”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Corporation and USBFS have entered into a Fund Accounting Agreement, and

WHEREAS, the parties desire to extend said Fund Accounting Agreement to apply to additional funds and the fees; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibits A and B of the Fund Accounting Agreement are hereby superseded and replaced with Exhibits A and B attached hereto.

The fees are effective August 1, 2007 thru July 31, 2009.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FRONTEGRA FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: William D. Forsyth III	By: Michael R. McVoy

Name: William D. Forsyth III	Name: Michael R. McVoy

Title: Co-President	Title: Sr. Vice President

Exhibit A

to the Frontegra Funds, Inc.

Fund Accounting Servicing Agreement

Fund Names

Separate Series of Frontegra Funds, Inc.

Name of Series	Date Added
Frontegra Columbus Core Plus Fund
Frontegra Columbus Core Plus Fund (Y Class)	– effective on or after September 4, 2007
Frontegra Columbus Core Fund
Frontegra IronBridge Small Cap Fund
Frontegra IronBridge SMID Fund
Frontegra IronBridge SMID Fund (Y Class)	– effective on or after September 4, 2007
Frontegra Netols Small Cap Value Fund
Frontrega Netols Small Cap Value Fund (Y Class)	–effective on or after September 4, 2007
Frontegra New Star International Equity Fund
Frontegra Sky International Value Fund Institutional Class	- effective on or after September 4, 2007
Frontegra Sky International Value Fund (Y class)	- effective on or after September 4, 2007

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